EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of February 5, 1999 (the "Effective Date"), by and between Dynatec International, Inc., a Utah corporation (the "Company"), and Frederick W. Volcansek, an individual (the "Employee"). The Company and the Employee are sometimes referred to herein, collectively, as the "parties" and, individually, as a "party."

                                    RECITALS:

         A. WHEREAS, the Employee has been an outside director of the Company for in excess of ten (10) years and, in that capacity, has acquired an in depth knowledge of the Company and its business, operations, customers, suppliers and products;

         B. WHEREAS, the Employee has substantial knowledge and experience in business and international commerce and finance, which knowledge and experience has been and will continue to be valuable to the Company as it grows and expands its operations;

         C. WHEREAS, the Company is in the business of developing, manufacturing, marketing, and distributing various consumer products, including, but not limited to, telephone accessories, hardware and houseware products, flashlights and telecommunications headsets; and

         D. WHEREAS, the Company desires to establish its rights to the services of the Employee in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and the Employee is willing to accept such employment on such terms and conditions.

         NOW THEREFORE, in consideration of the mutual agreements, promises and covenants described herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company have agreed and do hereby agree as follows:



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1.  Employment.  The Company hereby employs the Employee and the Employee hereby accepts such employment, upon the terms and conditions set forth herein. The Company understands that the Employee currently resides in The Woodlands, Texas and intends to retain his residence in The Woodlands, Texas for personal and family reasons for a presently unascertainable period of time after the Effective Date but not to exceed six (6) months (the "Transition Period") without the prior approval of the Company's Board of Directors. The term "Transition Period" for purposes of this Agreement will be interpreted to include any extension thereof that may be approved by the Board of Directors. Notwithstanding the duration of the Transition Period set forth above, the Employee intends to permanently relocate to the Salt Lake City, Utah area as soon after the effective date of this Agreement as the Employee's personal and family circumstances will allow, which determination shall be made by the Employee in his sole and absolute discretion. The parties further understand and agree that the Employee intends to travel from The Woodlands, Texas to Salt Lake City, Utah each week during the Transition Period and expects to generally spend several days of each business week working at the Company's headquarters in Salt Lake City, Utah during the Transition Period, but at all times during the Transition Period to devote his full time and professional expertise to the discharge of the Employee's duties and responsibilities hereunder.

         1.1 During Transition Period. During the Transition Period, the Company shall furnish the Employee with (a) an office and secretarial and other facilities and services at the Company's headquarters in Salt Lake City, Utah, and (b) reimbursement for all actual expenses incurred in connection with all reasonably necessary and appropriate office equipment for use by the Employee at his residence in The Woodlands, Texas during the Transition Period, including, but not limited to, all necessary computer hardware and software, computer printer, facsimile machine and supplies, cellular telephone, Internet access, scanner and all related peripheral equipment as reasonably necessary and appropriate for the Employee to perform his duties and responsibilities under this Agreement during the Transition Period and consistent with the Employee's position as Chief Executive Officer of the Company.

         1.2 After Transition Period. After the expiration of the Transition Period, the Company shall furnish the Employee with an office and secretarial and other facilities and services at the Company's headquarters in Salt Lake City, Utah as are reasonably necessary and appropriate for the performance of the Employee's duties and responsibilities hereunder and consistent with the Employee's position as Chief Executive Officer of the Company.

2. Duties. The Company does hereby employ and engage the Employee as Chief Executive Officer of the Company and each of its subsidiaries and divisions, or such other title as the Company's Board of Directors shall specify from time to time, and the Employee does hereby accept and agree to such engagement and employment. The Employee's duties shall be such executive and managerial duties and responsibilities as the Board of Directors shall specify from time to time and as provided in the Bylaws of the Company, as the same may be amended from time to time, and shall entail those duties customarily performed by a Chief
Executive Officer of a company with a sales volume and number of employees commensurate with those of the Company. The Employee shall diligently and faithfully execute and perform such duties and responsibilities, subject to the general supervision and control of the Company's Board of Directors. The Employee shall be responsible and report only to the Company's Board of Directors. The Board of Directors, in its sole and absolute discretion, shall determine the Employee's duties and responsibilities and may assign or reassign the Employee to such executive and managerial duties, responsibilities or positions as it deems in the Company's best interest. The Employee shall devote his full-time attention, energy and skill during normal business hours to the business and affairs of the Company and shall not, during the Employment Term (as that term is defined below), be actively engaged in any other business activity, except with the prior written consent of the Company's Board of Directors; provided, however, that in any event any such other business activity will not: (a) adversely affect or materially interfere with the performance of the Employee's duties and responsibilities hereunder, (b) involve a conflict of interest with the Company or (c) involve activities competitive with the business of the Company. Notwithstanding the foregoing, the Employee shall be permitted to (i) engage in charitable and community affairs, (ii) act as a director of any corporation or organization outside of the Company, not to exceed three (3) in number, that is not in competition with the Company, and
(iii) make investments of any character in any business not in competition with the Company or any of its subsidiaries or divisions and manage such investment (but not be involved in the day-to-day operations of any such business), provided, however, no such business shall place the Employee in a conflict of interest with the Company or interfere with the performance of the Employee's duties and responsibilities under this Agreement.

3. Compensation and Benefits. As the entire consideration for the services to be performed by the Employee hereunder and the duties and responsibilities assigned to and the obligations incurred by the Employee hereunder, and subject to the terms and conditions hereof, during the Employment Term the Employee shall be entitled to the following:

         3.1 Base Salary. Subject to Section 5 below, during the Employment Term the Company shall pay the Employee an annual base salary of One Hundred Ninety-Five Thousand Dollars ($195,000). The Company will pay the Employee said base salary in equal semi-monthly installments or at more frequent intervals in accordance with the Company's customary policies and pay schedule. An upward adjustment to the Employee's base salary shall be considered by the Company's Board of Directors not less frequently than annually. The Employee and the Company agree that any expenses that are paid for by the Company or reimbursed to the Employee pursuant to Sections 3.7 or 3.8 below will be accounted for by the Company as compensation to the Employee and subject to normal withholding by the Company on an as-paid basis.

         3.2 Additional Benefits. The Employee shall be entitled to participate, to the extent of his eligibility, in any employee benefit plans made generally available by the Company to its other senior management personnel during the Employment Term, including, without limitation, such bonus plans, pension or profit sharing plans, incentive stock option plans, retirement plans, and health, life, hospitalization, dental, disability or other insurance plans or programs as may be in effect from time to time, subject, however, to any restrictions specified in such plans. Such participation shall be in accordance with the terms established from time to time by the Company for individual participation in any such plans or programs.



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         3.3 Vacation,  Sick Leave and Holidays.  The Employee shall be entitled to such amounts of paid vacation and other leave, up to three (3) weeks of paid vacation per each twelve (12) month period of employment, as from time to time may be generally allowed to the Company's senior management personnel, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies applicable to such personnel. In addition, the Employee shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time for its senior management personnel.

         3.4 Vehicle. The Employee shall be entitled to the use of one (1) Company owned or leased vehicle and full reimbursement for all expenses associated with the operation and maintenance of such vehicle, which vehicle shall be comparable to the vehicles of the other senior management personnel and executives of the Company. The Company will reimburse the Employee for such expenses in accordance with the Company's normal accounting procedures upon the presentation of vouchers and documentation for such operational and maintenance expenses.

         3.5 Bonus. The Company's Board of Directors may at any time, but shall have no obligation to do so, pay the Employee such bonuses and/or other supplemental or special payments and benefits as the Board of Directors determines in its sole and absolute discretion.

         3.6 Stock Options. The Employee shall be granted options to purchase shares of the Company's Common Stock in an amount and with terms and conditions to be determined by the Board of Directors. All such options will be granted pursuant to and governed by any executive stock option plan then in effect (or such other similar plan as determined by the Board of Directors) and shall be evidenced by a separate option grant agreement with the Employee.

         3.7 Relocation Expenses. Upon the expiration of the Transition Period, the Company will pay for and on behalf of the Employee, or reimburse the Employee for, all reasonable costs and expenses associated with the Employee permanently relocating his permanent residence from The Woodlands, Texas to the Salt Lake City, Utah area, which costs and expenses shall include, but shall not be limited to, the services of a moving company to pack and transport the Employee's household items and personal belongings and transportation of the Employee and his family members to Salt Lake City, Utah; provided, however, that such expenses shall not exceed Twenty Thousand Dollars ($20,000) in the aggregate without the prior approval of the Company's Board of Directors; provided further, however, that the Company shall have no obligation to pay for or reimburse the Employee for any of the costs associated with the sale of the Employee's residence in The Woodlands, Texas.

         3.8 Expenses During Transition Period. During the Transition Period, the Company will provide the Employee with, or reimburse the Employee for the cost of, an apartment, executive suite or other suitable dwelling in the Salt Lake City, Utah area and all items of personal property reasonably necessary for the Employee to reside in the Salt Lake City, Utah area during the Transition Period. In addition, during the Transition Period the Company will pay for or reimburse the Employee for all reasonable travel and transportation costs related to the Employee commuting between The Woodlands, Texas and Salt Lake City, Utah. The parties understand and agree that the Employee generally intends to travel from The Woodlands, Texas to Salt Lake City, Utah each week during the Transition Period. The Company will also pay for or reimburse the Employee for all ordinary and necessary communication and business expenses, including, but not limited to, telephone, telecopy and overnight delivery charges, incurred by the Employee during the Transition Period when his is working from his home office in The Woodland, Texas.
         3.9 No Other Benefits or Compensation. The Employee, as a result of his employment by the Company as provided by this Agreement, shall only be entitled to the compensation and benefits provided for in this Agreement, subject to the terms as set forth herein, and to no other benefits or compensation.

4. Business Expenses. During both the Transition Period and after the expiration thereof, the Company shall promptly reimburse the Employee for all reasonable out-of-pocket business expenses incurred in performing the Employee's duties and responsibilities hereunder in accordance with the Company's policies with respect thereto in effect from time to time, provided that the Employee promptly furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes, rules and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal and state income tax returns of the Company.

5.       Term and Termination.

         5.1 Employment Term. Subject to earlier termination as provided hereinbelow (and except for the provisions of this Agreement that, by their terms, continue in force beyond the termination thereof), the term of this Agreement shall be for a four (4) year period, commencing on the Effective Date and ending on February 5, 2003 (the "Employment Term"). Upon mutual written consent of the parties, this Agreement may be extended or renewed for such successive term or terms beyond the Employment Term as the parties agree in a written document executed by both parties. If the Employment Term is so extended or renewed as provided in this Section 5.1, the term "Employment Term" will be interpreted herein to include such successive extension or renewal term or terms.

         5.2 Voluntary Termination. The Company shall only be able to voluntarily terminate this Agreement without cause (as that term is defined below) prior to the expiration of the Employment Term as provided by Section 5.1 above. The Employee may voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term, in which event the conditions of Section 5.5.1 below shall apply.

         5.3 Termination for Cause. This Agreement, and the Employee's employment hereunder, shall automatically terminate upon the Employee's death and is otherwise immediately terminable by the Company for cause at anytime (except as otherwise set forth hereinbelow) upon written notice from the Company to the Employee. As used in this Agreement, "cause" shall mean the following:

                  5.3.1 refusal by the Employee to implement or adhere to lawful policies or directives of the Board of Directors;

                  5.3.2 habitual neglect of or deliberate or intentional refusal by the Employee to perform his duties, responsibilities or obligations under this Agreement;

                  5.3.3 the Employee's conviction of or entrance of a plea of nolo contendere to (a) a felony, (b) any crime punishable by incarceration for a period of one (1) year or longer, or (c) other conduct of a criminal nature that may have a material adverse impact on the Company's reputation and standing in the community;

                  5.3.4 breach of fiduciary duty, breach of the Employee's common law duty of loyalty, deliberate breach of the Company's rules resulting in loss or damage to the Company, or unauthorized disclosure of any of the Company's trade secrets, confidential information or Proprietary Information (as that term is defined below) by the Employee; and

                  5.3.5 theft, embezzlement or other criminal misappropriation of funds by the Employee from the Company;

provided, however, that cause pursuant to Sections 5.3.1 and 5.3.2 above shall not be deemed to exist unless the Company shall have first given the Employee a written notice thereof specifying in reasonable detail the facts and circumstances alleged to constitute "cause," and thirty (30) days after such notice such conduct has, or such circumstances have, as the case may be, not entirely ceased or been entirely remedied. The determination of whether the Employee's actions justify termination for cause and the date such termination shall be effective shall be made by the Company's Board of Directors, in good faith, in its sole and absolute discretion. If the Company terminates the Employee's employment pursuant to this Section 5.3 but it is ultimately determined that the Company lacked "cause," the provisions of Section 5.5.2 below shall apply.

         5.4 Termination for Disability. The Company's Board of Directors may terminate this Agreement and the Employee's employment hereunder, upon written notice to the Employee and certification of the Employee's "disability" (as that term is defined below) by a Qualified Physician (as that term is defined below) or a panel of Qualified Physicians, as set forth below, if the Employee becomes disabled for either (a) one hundred-twenty (120) continuous days or (b) one hundred-eighty (180) days during any continuous twenty-four (24) month period during the Employment Term. The Company's Board of Directors shall initially determine that the Employee's disability will prevent the Employee from substantially performing the Employee's duties, responsibilities or obligations hereunder. As used in this Agreement, "disability" shall be defined as (i) the Employee's inability, by reason of physical or mental illness or other cause, to substantially perform the Employee's duties, responsibilities or obligations hereunder, or (ii) disability as defined in any disability insurance policy of the Company in effect at the time in question. The Employee's disability, as initially determined by the Board of Directors, shall then be certified by a Qualified Physician or, if requested by the Employee, by a panel of three (3) Qualified Physicians. If the Employee requests such a panel, the Employee and the Company shall each select one (1) Qualified Physician who together shall then select a third Qualified Physician. The determination of the individual Qualified Physician or a majority of the panel of Qualified Physicians, as the case may be, shall be binding and conclusive for all purposes. As used in this
Section 5.4, the term "Qualified Physician" shall mean any medical doctor who is licensed to practice medicine in the State of Utah and who is reasonable acceptable to the Employee and the Company. The Employee and the Company may, in any instance, and in lieu of a determination by a Qualified Physician or a panel of Qualified Physicians, agree between themselves that the Employee is disabled for purposes of this Section 5.4, in which event the parties understand and agree that any such determination shall only be applicable for purposes of this Agreement. The Employee shall receive full compensation, benefits and reimbursement of expenses pursuant to the terms of this Agreement from the date disability begins until the date the Employee receives written notice that the Qualified Physician or the panel of Qualified Physicians, as the case may be, has certified the Employee's disability or until the Employee begins to receive disability benefits pursuant to any disability insurance policy of the Company, whichever occurs first.

         5.5      Effect of Termination.

                  5.5.1 Termination for Cause or Voluntary Termination by the Employee. In the event this Agreement and the Employee's employment is terminated for cause hereunder or the Employee voluntarily terminates this Agreement pursuant to Section 5.2 above, all obligations of the Company and all duties, responsibilities and obligations of the Employee shall cease except as provided in Section 5.5.3 below. Upon such termination, the Employee or the Employee's representative or estate shall be entitled to receive only the compensation, benefits and reimbursement earned by or accrued to the Employee under the terms of this Agreement prior to the date of termination, but shall not be entitled to any further compensation, benefits or reimbursement after such date.

                  5.5.2   Voluntary   Termination  by  the  Company;   Severance
Compensation. In the event the Company voluntarily terminates this Agreement and the Employee's employment hereunder during the Employment Term other than for cause (and other than as allowed pursuant to Section 5.2 above), the Employee will be entitled to the following severance benefits: (a) two (2) years' base salary (as the Employee's base salary is set forth in Section 3.1 above or as subsequently increased by the Company), fifty percent (50%) of which shall be paid in a lump sum on the date of the Employee's termination and the other fifty percent (50%) of which shall be paid in three (3) equal quarterly installments commencing on the date that is one-hundred eighty (180) days after the date of the Employee's termination; and (b) two (2) years of Company-paid health, hospitalization and dental coverage, which insurance coverage shall be substantially on the same terms and conditions as was offered to the Employee during the Employment Term. Other than the items set forth in clauses (a) and
(b) above in this Section 5.5.2, the Employee shall not be entitled to any further compensation, benefits or reimbursement after the date of his termination. In the event the Employee voluntarily terminates this Agreement and his employment hereunder pursuant to Section 5.2 above, the Employee shall not be entitled to any severance pay and shall not be entitled to any further compensation, benefits or reimbursement after such termination date. Except for the severance pay provided in this Section 5.5.2, and except as otherwise provided herein, all obligations of the Company will cease upon the Company's voluntary termination of this Agreement and the Employee's employment hereunder. No severance compensation will be paid to the Employee in the event he is terminated for cause.

     5.5.2.1 This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company resulting from either a merger or consolidation in which the Company is not the consolidated or surviving company, or a transfer or all or substantially all of the assets of the Company, or the sale of all or substantially all of the Company's equity capital (a "change of control"). In the event of any such merger, consolidation, sale or change of control, the Company's rights hereunder shall be assigned to the surviving or resulting company, which company shall then honor this Agreement with the Employee or purchase this Agreement from the Employee for an amount equal to three (3) years' base salary (as the Employee's base salary is set forth in Section 3.1 above or as subsequently increased by the Company), which amount shall be paid to the Employee in one (1) lump sum upon the closing of such merger, consolidation, sale or change of control.

                  5.5.3    Survivability.

     5.5.3.1 Upon the  termination of this Agreement  pursuant to Section 5.4 or
Section 5.5.1 above and upon the expiration of the Employment Term, this Agreement shall thereupon be and become void and of no further force or effect, except that (a) the covenant not to compete set forth in Section 6 below and (b) the proprietary information provision contained in Section 7 below shall survive any such termination or expiration and shall continue to bind the Employee for the period of time stated therein, and, in addition, the attorneys' fees provisions, governing law and jurisdiction and venue provisions, and indemnification provisions set forth in Sections 13, 14 and 16 below, respectively, shall continue to govern any disputes arising under this Agreement.

                           5.5.3.2  Upon  the   termination  of  this  Agreement
pursuant to Section 5.5.2 above, this
Agreement shall thereupon be and become void and of no further force or effect, except that (a) the severance pay provisions of Section 5.5.2 above, (b) the covenant not to compete set forth in Section 6 below and (c) the proprietary information provision contained in Section 7 below shall survive any such termination and shall continue to bind the Employee for the period of time stated therein, and, in addition, the attorneys' fees provisions, governing law and jurisdiction and venue provisions, and indemnification provisions set forth in Sections 13, 14 and 16 below, respectively, shall continue to govern any disputes arising under this Agreement.

                  5.5.4  Full  Calendar  Month.  To  the  extent   permitted  by
applicable law, the calendar month in which the Employee's employment is terminated shall be counted as a full month in determining all amounts hereunder and the vesting of any benefits under any of the Company's benefit plans or programs.

6.       Covenant Not to Compete.

         6.1 Non-Compete Covenant. The Company and the Employee agree that the Company's successful operation depends, to a great extent, on the Employee's special knowledge and expertise in business and international commerce and finance. Consequently, during the Employment Term and for a period of two (2) years after the date of termination of the Employee's employment with the Company (for any reason whatsoever) or the expiration of this Agreement at the expiration of the Employment Term, the Employee, in further consideration of the Company's agreement to employ the Employee as provided herein, agrees not (a) to engage, directly or indirectly, personally or as an employee, agent, consultant, partner (whether general or limited), member, manager, officer, director, shareholder or otherwise, in any business activities that are the same as or similar to those in which the Company engages or proposes to engage (as indicated by the Company's business plan on the date of the expiration of the Employment Term) for or on behalf of himself or any other person, firm, company, corporation or business organization or entity that competes with the Company in the consumer products industry, (b) to engage in such activities with any other person, firm, company, partnership, corporation or business organization or entity engaged in or about to become engaged in such activities for or on behalf of such other person, firm, company, partnership, corporation or business organization or entity, or (c) to entice, induce or encourage any of the Company's other employees or any of its officers, directors or consultants to engage in any activity that, were it done by the Employee, would violate any provision of this Section 6.1; provided, however, that notwithstanding the immediately preceding restrictions set forth in clauses (a), (b) and (c) of this
Section 6.1, the Employee shall be allowed to own up to five percent (5%) of the issued and outstanding voting stock or interests of any company or mutual fund that competes directly or indirectly with the Company if such stock or interests are traded on a national securities market or on the NASDAQ Stock Market. The restrictions set forth in this Section 6.1 shall only apply in the State of Utah. The Employee expressly agrees and acknowledges that (i) this covenant not to compete is reasonable as to time and geographic scope and area and does not place any unreasonable burden on the Employee, (ii) the general public will not be harmed as a result of the enforcement of this covenant not to compete, (iii) the Employee's personal legal counsel has reviewed this covenant not to compete, and (iv) the Employee understands and hereby agrees to each and every term and condition of this covenant not to compete.

         6.2 Violation of Covenants. The Employee expresses, agrees and acknowledges that the covenant not to compete contained in this Section 6 is necessary for the Company's protection because of the nature and scope of the Company's business and the Employee's position with and the scope of the duties, responsibilities and obligations delegated to the Employee by the Company. If any of the covenants or agreements contained in this Section 6 are violated, the Employee agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the Company and that the remedy at law for any such violation or threatened violation will be inadequate and that the Company will be entitled to injunctive relief and other equitable remedies without the necessity of proving actual damages. This non-competition period shall be extended by any period of time during which the Employee is in breach or violation of this covenant.

7.       Proprietary Information.

         7.1 Return of Proprietary Information. Upon the termination of this Agreement for any reason whatsoever or the expiration of the Employment Term, the Employee shall immediately turn over to the Company any and all Proprietary Information (as that term is defined below). The Employee shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after the termination of his employment hereunder or the expiration of the Employment Term, without the express written consent of the Company.

         7.2 Non-Disclosure. It is understood and agreed that, in the course of his employment hereunder and through his prior activities for and on behalf of the Company and the contemplated future activities for and on behalf of the Company pursuant hereto, the Employee will receive, deal with and have access to, the Company's Proprietary Information and that the Employee holds and will hold all of the Company's Proprietary Information in trust and confidence for and on behalf of the Company. The Employee agrees that he will not, during the Employment Term or thereafter, in any fashion, form or manner, directly or indirectly, retain, make copies of, divulge, disclose or communicate to any person, firm company, partnership, corporation or business organization or entity, in any manner whatsoever, except when necessary or required in the normal course of the Employee's employment hereunder and for the benefit of the Company or with the express prior written consent of the Company, any of the Company's Proprietary Information or any information of any kind, nature or description whatsoever concerning any matters affecting or relating to the Company's business or affairs or any of its Proprietary Information.

         7.3 Proprietary Information Defined. For purposes of this Agreement, "Proprietary Information" shall include, but shall not be limited to, the following: (a) identity of clients, customers, suppliers, retailers, distributors, distribution channels or investors in, of or to the Company, or potential clients, customers, suppliers, retailers, distributors, distribution channels or investors in, of or to the Company; (b) any written, typed or printed lists or other materials identifying the clients, customers, suppliers, retailers, distributors or investors in, of or to the Company, or potential clients, customers, suppliers, retailers, distributors or investors in, of or to the Company; (c) any financial or other information supplied to the Company by its clients, customers, suppliers, retailers, distributors or investors; (d) any and all data or information involving the processes, security codes, flowcharts, techniques, programs, marketing materials, personnel information, methods, suppliers or contacts employed by the Company in the conduct of its business;
(e) any lists, documents, manuals, records, forms or other materials used by the Company in the conduct of its business; (f) any descriptive materials describing the processes, methods or procedures employed by the Company in the conduct of its business; (g) any processes for or involving any of the Company's products or contemplated or proposed products, processes or services or any in-process patent applications or trade secrets relating to the Company's products, processes or services; and (h) any other secret or confidential information or material concerning the Company's business, affairs or products or services, including, but not limited to, non-public financial information such as budgets and business plans. The terms "list," "document" or their equivalent, as used in this Section 7.3, are not limited to a physical writing or compilation, but also include any and all information whatsoever regarding the subject matter of the "list" or "document" whether or not such compilation has been reduced to writing and regardless of the medium in which the same exists (whether electronic, digital, magnetic, optical or otherwise).

8. Termination of Prior Agreements. This Agreement terminates and supersedes any and all prior negotiations, correspondence, agreements, proposals and understandings between the parties hereto with respect to employment or with respect to the compensation of the Employee by the Company, and all such negotiations, correspondence, agreements, proposals and understandings shall be deemed to be merged into this Agreement and, to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals and understandings shall be deemed to be of no force or effect. There are no representations, warranties or agreements, whether express or implied, oral or written, with respect to the subject matter hereof, except as set forth herein.

9. Assignment. This Agreement is for the unique personal services of the Employee and is not assignable or delegable, in whole or in part, by the Employee without the prior written consent of the Company. This Agreement may be assigned or delegated, in whole or in part, by the Company and, in such case, shall be assumed by and become binding upon the person, firm, company, corporation or business organization or entity to which this Agreement is assigned.

10. Waiver or Modification. Any waiver, change, modification, extension, discharge or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and is signed by the party against whom enforcement of such waiver, change, modification, extension, discharge or amendment is sought. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision hereof or any subsequent breach of the same provision hereof.

11. Severability; Interpretation. In the event that any term or portion, including any part of a Section or subsection, of this Agreement is invalid or unenforceable for any reason, the remaining terms or portions of this Agreement, including the remaining Sections or subsections, if any, shall be severable and shall remain in full force and effect. The parties to this Agreement agree that the court making a determination that any term or provision of this Agreement is unenforceable shall modify the scope, duration, geographic area or application of the term or provision so that the term or provision is enforceable to the maximum extent permitted by applicable law. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either of the parties based upon authorship of any of the provisions hereof. The above Recitals are deemed to be incorporated herein by reference.

12. Notices. Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, or by telex, telegram or telecopy to the party to the address set forth below or to such other address as either party may designate from time to time according to the terms of this Section 12:

                To the Employee at:                Frederick W. Volcansek
                                                   10 Moss Bluff Court
                                                   The Woodlands, Texas  77382
                                                   Fax:  (409) 273-4705

                With a copy to:           David M. Connors, Esq.
                                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                                     1000 Kearns Building
                                                     136 South Main Street
                                                 Salt Lake City, Utah 84101-1685
                                                     Fax:  (801) 359-8256

                To the Company at:                 Dynatec International, Inc.
                                                   3820 Great Lakes Drive
                                                   Salt Lake City, Utah 84120
                              Attention:  Paul A. Boyer, Chief Financial Officer
                                                   Fax:  (801) 972-2112

                With a copy to:           N. Todd Leishman, Esq.
                                          Durham Jones & Pinegar
                                          50 South Main Street, Suite 850
                                          Salt Lake City, Utah 84144
                                          Fax:  (801) 538-2425

         A notice delivered personally shall be effective upon receipt. A notice sent by telex, telegram or telecopy shall be effective twenty-four (24) hours after the dispatch thereof. A notice delivered by private courier shall be effective on the day delivered or if delivered by mail, the third (3rd) business day after the day of mailing.

13. Attorneys' Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, court costs and disbursements in addition to any other relief to which such party may otherwise be entitled.

14. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to any applicable conflicts of law provisions. The parties consent to the exclusive jurisdiction and venue of the federal and state courts residing in Salt Lake City, Salt Lake County, Utah for the resolution of any disputes arising under or out of this Agreement.

15. Business Opportunities. During the Employment Term the Employee agrees to bring to the attention of the Company's Board of Directors all written business proposals that come to the Employee's attention and all business or investment opportunities of whatever nature that are created or devised by the Employee and that relate to areas in which the Company conducts business and might reasonably be expected to be of interest to the Company or any of its subsidiaries or divisions.

16. Employee's Representations and Warranties. The Employee hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede the Employee from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement. The Employee hereby agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and agents harmless in connection with the representations and warranties made by the Employee in this Section 16.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the Effective Date.


THE COMPANY:                                              THE EMPLOYEE:

DYNATEC INTERNATIONAL, INC.,
a Utah corporation
                                                /s/Frederick W. Volcansek, Sr.
                                                   Frederick W. Volcansek, Sr.

By:    /s/Paul A. Boyer
       Paul A. Boyer
       Its:  Chief Financial Officer